Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Announces Conversion of 2.25% Convertible Senior Notes due 2036

Houston, Texas — September 2, 2014 — Group 1 Automotive, Inc. (NYSE: GPI) (the “Company”), an international, Fortune 500 automotive retailer, today announced that holders of $182.5 million in aggregate principal amount of its outstanding 2.25% Convertible Senior Notes due 2036 (the “Notes”) elected to convert their Notes prior to the previously announced redemption date of September 4, 2014 (the “Redemption Date”). Under the terms of the Notes, converting holders will receive, for each $1,000 principal amount of Notes converted, the sum of $1,000 in cash and 3.85 shares of the Company’s common stock. In the aggregate, the Company will deliver $182.5 million in cash and approximately 700,000 shares of the Company’s common stock to the converting holders. In connection with the redemption, as previously announced, the Company entered into agreements with the counterparties to the convertible note hedge and warrant transactions that the Company had entered into concurrently with the issuance of the Notes, providing for the termination and unwind in full of those transactions. Under those agreements, the Company received, on September 2, 2014, a total of approximately 420,000 shares of the Company’s common stock from the counterparties. After giving effect to the shares received in connection with the termination of the convertible note hedge and warrant transactions, the number of shares of the Company’s common stock outstanding after the conversion will increase by approximately 280,000 shares. The remaining $0.3 million in aggregate principal amount of the Notes will be redeemed at a redemption price of 100% of the principal amount thereof on the Redemption Date, plus accrued interest. The cash payment obligations related to the conversion and redemption will be funded with borrowings under the acquisition line of our revolving credit facility.

About Group 1 Automotive, Inc.

Group 1 owns and operates 153 automotive dealerships, 196 franchises, and 38 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Forward-looking Information

This press release contains “forward-looking statements”, which are statements related to future events. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on

Group 1 Automotive, Inc.

Form 10-K, our Quarterly Reports on Form 10- Q and our Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com | www.group1auto.com

Media contacts:

Pete DeLongchamps

V.P. Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com | www.group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com